PRICING SUPPLEMENT NO.  1  DATED                   Filed Pursuant to
March 28, 1996 TO PROSPECTUS DATED                 Rule 424(b)(5)
March 19, 1996                                     File No. 333-01261



                           CMS ENERGY CORPORATION

     General Term Notes (servicemark of J.W. Korth & Company), Series B
                 Due 9 Months to 25 Years from date of issue

       Except as set forth herein, the General Term Notes (servicemark of J.W. Korth & Company) offered hereby (the "Notes") have such terms as are described in the accompanying Prospectus dated March 19, 1996.

Aggregate Principal Amount:               $  819,000.00
Original Issue Date (Settlement Date)      April 2, 1996
Stated Maturity Date:                      March 15, 1999
Issue Price to Public:                    100.00% of Principal Amount
Interest Rate:                            6.750% Per Annum
Interest Payment Dates:                   March 15 and September 15 and
                                          semi-annually thereafter
                                          Commencing September 15, 1996
Survivor's Option:                        [ X ] Yes    [   ] No
Optional Redemption:                      [   ] Yes    [ X ] No

       Agent                              Principal Amount of Notes
                                           Solicited by Each Agent

J.W. Korth & Company                      $  819,000.00


                                      Per Note
                                    Sold by Agents
                                     To Public           Total

Issue Price:                        $1,000.00          $  819,000.00
Agent's Discount or Commission:     $    3.00          $    2,457.00
Maximum Dealer's Discount or
  Selling Concession:               $   10.50          $    8,599.50
Proceeds to the Company:            $  986.50          $  807,943.50

CUSIP Number:   12589QKA3